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                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in the Form 8-K dated November 5, 1999, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 33-52168, 33-69322, 33-71450, 33-89072, 333-02115, 333-10349, 333-16531, 333-16015, 333-
30279, 333-30281, 333-45079, 33-45095, 333-45083, 333-62609, 333-62613, 333-
36901, 333-85393, 333-85389 and 333-85919) and Form S-3 (File Nos. 33-77964,
333-10455, 333-10459, 333-20911, 333-45067, 33-71510, 333-45127, 333-56895, 333-
60859, and 333-85431).



                                                   ARTHUR ANDERSEN LLP



Jackson, Mississippi
November 5, 1999